Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2009, included in the annual report on Form 11-K filed on June 29, 2009 for A.M. Castle & Co. 401(k) Savings and Retirement Plan for the year ended December 31, 2008, and to all references to our firm included in this registration statement.
/s/ Baker Tilly Virchow Krause, LLP
Baker Tilly Virchow Krause, LLP
Chicago, Illinois
July 31, 2009